Exhibit 6(vi) under Form N-1A
Exhibit 1 under Item 601/Reg. S-K


                                   SCHEDULE A
                                       OF
                                    EXHIBIT B
                                     TO THE
                             DISTRIBUTOR'S CONTRACT
                         AS LAST AMENDED: JUNE 11, 1997

      The provisions of the Distributor's Contract between BT Pyramid Mutual Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.

Name of Fund                                    Effective Date

BT PreservationPlus Fund
      Institutional Class                       June 11, 1997
      Institutional Service Class               June 11, 1997
      Investment Class                          June 11, 1997
      Service Class                             June 11, 1997